UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2019

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana St., Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01              Entry into a Material Definitive Agreement

Effective February 15, 2019, Halcón Resources Corporation (the “Company”) entered into the Seventh Amendment (the “Amendment”) to the Company’s Amended and Restated Senior Secured Revolving Credit Agreement (as amended, the “Credit Agreement”) which, among other things, provided for (i) the use of annualized financial data in determining EBITDA (as defined in the Credit Agreement) for the fiscal quarters ending March 31, 2019, June 30, 2019 and September 30, 2019 and (ii) amended the ratio of Consolidated Total Net Debt (as defined in the Credit Agreement) to EBITDA of (a) 5.00 to 1.0 for the fiscal quarter ending March 31, 2019, (b) 4.75 to 1.0 for the fiscal quarter ending June 30, 2019, (c) 4.5 to 1.0 for the fiscal quarter ending September 30, 2019, (d) 4.25 to 1.0 for the fiscal quarter ending December 31, 2019, and (e) 4.0 to 1.0 for the fiscal quarter ending March 31, 2020 and any fiscal quarter thereafter.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On February 21, 2019, the Company announced that Floyd C. Wilson, Chief Executive Officer, President and Chairman of the Board of Directors of the Company (the “Board”), is departing the Company effective immediately and has resigned as Chief Executive Officer, President and as a Director of the Company.  In addition, Mark J. Mize, Executive Vice President and Chief Financial Officer of the Company, and Stephen W. Herod, Executive Vice President, Corporate Development, will also be departing from the Company. Messrs. Mize and Herod will depart the day after the Company files with the US Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is expected to be in early March 2019.  Each of Messrs. Wilson, Mize and Herod have confirmed that their departures were not the result of any disagreement with the Company on any matter relating to how the Company has operated, its policies or its practices, including its controls or financial related matters.

For purposes of the Employment Agreements between the Company and each of Messrs. Wilson, Mize and Herod, their departures will be treated as a termination by the Company without “Cause” and each will be entitled to receive the severance benefits set forth in their respective Employment Agreements. For purposes of the pro-rata target bonus portion of the severance payments, the departing executives’ 2019 target bonuses are 100%.  For an additional discussion of the Employment Agreements and the severance benefits thereunder see “Executive Compensation — Employment Contracts, Termination of Employment and Change-in-Control Arrangements” in the Company’s definitive proxy statement filed with the SEC on April 4, 2018.

Appointment of Certain Officers

The Company has commenced a search for a new Chief Executive Officer of the Company. In the interim, effective immediately, management of the day to day affairs of the Company has been entrusted to a management committee composed of senior executives of the Company reporting directly to the Board. David S. Elkouri, Executive Vice President and Chief Legal Officer of the Company serves as Chairman of the management committee and in that capacity has assumed the responsibilities of interim principal executive officer of the Company.

Mr. Elkouri, 65, has served as Executive Vice President and Chief Legal Officer of the Company since April 2014. Mr. Elkouri served as Executive Vice President, General Counsel from May 2012 to April 2014. Mr. Elkouri served as Executive Vice President—General Counsel and Secretary of Petrohawk Energy Corporation from 2007 until BHP Billiton acquired Petrohawk in August 2011. From 2004 to 2007, he served as lead outside counsel for Petrohawk. Prior to that, Mr. Elkouri served as lead outside counsel for 3TEC Energy Corporation from 1999 to 2003. He also served as lead outside counsel for Hugoton Energy Corporation from 1994 to 1998. Mr. Elkouri is a co-founder of Hinkle Law Firm LLC where he practiced for 20 years prior to joining Petrohawk. Mr. Elkouri is a graduate of the University of Kansas School of Law where he served as a Research Editor of the Kansas Law Review.

Effective upon Mr. Mize’s departure from the Company, Quentin Hicks will assume the responsibilities of Chief Financial Officer of the Company. Mr. Hicks, 44, has served as Executive Vice President, Finance, Capital Markets and Investor Relations since January 2018. Mr. Hicks initially joined Halcón as Director of Financial Planning in August 2012 after GeoResources merged with Halcón. He was promoted to Vice President, Finance in August 2013. In January 2016, he was promoted to Senior Vice President, Finance and Investor Relations. While with GeoResources, Mr. Hicks served as Director of Acquisitions and Financial Planning from 2011 to 2012. From 2004 to 2011, he worked in investment banking with Bear Stearns, Sanders Morris Harris and most recently Madison Williams, where he was a Director in their energy investment banking practice. Prior to that, Mr. Hicks worked as Manager of Financial Reporting for Continental Airlines. He began his career in 1998 working as an auditor for Ernst and Young LLP. Mr. Hicks graduated from Texas A&M University with a Bachelor of Business Administration and a Master of Science degree in accounting. In addition, he holds a Masters of Business Administration degree in finance from Vanderbilt University. Mr. Hicks is a Certified Public Accountant.

There are no family relationships between Messrs. Elkouri or Hicks and any director or executive officer of the Company, and none of them has direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

Appointment of New Board Chair

In connection with Mr. Wilson’s resignation, effective February 15, 2019, the Board appointed James W. Christmas as the Chairman of the Board to succeed Mr. Wilson. Mr. Christmas has been on the Board since 2012 and serves as the Board’s Lead Independent Director and Chairman of the Board’s Audit Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Seventh Amendment to the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 15, 2019, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto, as lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

February 21, 2019	By:	/s/ David S. Elkouri
	Name:	David S. Elkouri
	Title:	Executive Vice President, Chief Legal Officer